Rainmaker Reports First Quarter 2013 Financial Results
Campbell, Calif., May 13, 2013 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a recognized technology leader in the rapidly emerging Cloud-Based B2B e-Commerce market, today reported financial results for its fiscal quarter ended March 31, 2013.

Net revenue in the first quarter of 2013 was $4.7 million, compared to net revenue in the preceding quarter of $5.2 million and net revenue in the first quarter of 2012 of $6.4 million. Gross margin for the first quarter of 2013 declined to 35%, compared to 40% in the preceding quarter and 43% in the 2012 comparative period.
Net loss from continuing operations for the first quarter of 2013 was $3.5 million, or a net loss of $0.12 per share, compared with a net loss from continuing operations in the preceding quarter of $921,000, or a net loss of $0.04 per share, and a net loss from continuing operations in the first quarter of 2012 of $1.2 million, or a net loss of $0.04 per share.
First quarter 2013 non-GAAP net loss from continuing operations, which excludes stock-based compensation expense of $947,000 and a $225,000 favorable change in fair value of warrant liability, was $2.7 million, or a net loss of $0.09 per share, compared with a non-GAAP net loss from continuing operations in the fourth quarter of 2012 of $1.2 million, or a net loss of $0.04 per share, which excludes stock-based compensation expense of $202,000, a $484,000 favorable change in fair value of warrant liability and amortization of intangible assets from acquisitions of $2,000. First quarter 2012 non-GAAP net loss from continuing operations , which excludes stock-based compensation expense of $187,000, amortization of intangible assets of $28,000 and a favorable change in fair value of warrant liability of $7,000, was $990,000, or a net loss of $0.04 per share. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss from continuing operations.
Total cash and cash equivalents were $5.1 million at March 31, 2013, compared to $4.5 million at December 31, 2012. On April 5, 2013, we completed the sale of approximately 13 million shares of our common stock in a registered direct offering.  The gross cash proceeds from the sale of common stock was approximately $5.8 million, with net proceeds totaling approximately $5.5 million.
"The first quarter revenue was slightly higher than we projected, but down from $5.2 million in the fourth quarter of 2012 as we continued to realign our customer base and jettison non-strategic customers with low margins, no margins or that represented a financial risk to the company," said Don Massaro, President and CEO. "The realignment is complete, and we have a solid base of customers upon which we can build. We expect to see the initial financial impact of our restructuring efforts in the second half of this year. Our employees are focused on pursuing more business with profit potential going forward," he said.
Conference Call
Rainmaker Systems will host a conference call and webcast today at 2 p.m. Pacific Daylight Time (5 p.m. Eastern Daylight Time) to provide details of its plan for repositioning and growth and to discuss its first quarter 2013 financial results. Those wishing to participate in the live call should dial 888-438-5525 using the passcode 9256461. A replay of the call will be available for one week beginning approximately two hours after the call's conclusion by dialing 888-203-1112 and entering the passcode 9256461. To access the live webcast of the call, go to the Investors section of Rainmaker's website at www.rainmakersystems.com. A webcast replay of the conference call will be available for one year on the Conference Calls/Events page of the Investors section at www.rainmakersystems.com.
Discussion of Non-GAAP Financial Measures
Rainmaker Systems' management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures are derived from the revenue generated by Rainmaker's business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company's operating performance. These non-GAAP measures exclude certain expenses that management does not consider to be related to the Company's core operating performance.
Non-GAAP net loss and non-GAAP net loss per share are supplemental measures of Rainmaker's performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker's operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker's past financial reports and also facilitates comparisons with other companies in Rainmaker's industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company's core operating results and facilitates comparisons of the Company's core operating performance against prior periods and the Company's business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate the Company's ongoing core operations.
Non-GAAP net loss from continuing operations was $2.7 million for the first quarter of 2013 and consists of net loss from continuing operations excluding stock based compensation expense, amortization of purchased intangible assets, loss on fair value re-measurement and change in fair value of warrant liability. Stock based compensation expense was $947,000 for the three months ended March 31, 2013 and represents the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. The change in fair value of warrant liability was a $225,000 gain for the three months ended March 31, 2013 and related to a reduction in the fair value of the common stock warrant liability. Amortization of purchased intangible assets was $0 for the three months ended March 31, 2013. See Exhibit A for a reconciliation of GAAP net loss from continuing operations to non-GAAP net loss.

About Rainmaker
Rainmaker is a Commerce-as-a-Service ("CaaS") company that helps large enterprises gain greater market share and increased brand awareness for their cloud-based or on-premise based product offerings in the worldwide SMB markets. Rainmaker's GrowCommerce does this with an advanced e-Commerce open architecture SaaS platform that easily integrates with other B2B cloud-based applications and on-premise applications. GrowCommerce can be augmented with Rainmaker's 34- language Global Commerce Services for a turnkey solution that provides our clients with a strategic partnership, quick market entry, and rapid growth. For more information, visit www.rainmakersystems.com or call 800-631-1545.
NOTE: Rainmaker Systems and the Rainmaker logo are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.
Safe Harbor Statement
This press release may contain forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional equity or debt financing to fund our operations, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients' customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, our ability to transition to a new Chief Executive Officer without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.

CONTACT:

Mallorie Burak	Deborah A. Stapleton
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	Rainmaker Systems, Inc.
(408) 340-2510	(650) 470-4200
mallorie.burak@rmkr.com	deb@stapleton.com
– Financial tables to follow –

RAINMAKER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$5,076	$4,494
Restricted cash	217	52
Accounts receivable, net	3,181	3,720
Prepaid expenses and other current assets	1,472	1,292
Total current assets	9,946	9,558
Property and equipment, net	2,396	2,455
Goodwill	5,244	5,337
Other non-current assets	416	416
Total assets	$18,002	$17,766

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,168	$7,159
Accrued compensation and benefits	1,057	425
Other accrued liabilities	3,868	3,142
Deferred revenue	1,774	2,311
Current portion of notes payable	2,907	2,727
Total current liabilities	18,774	15,764
Deferred tax liability	578	567
Long-term deferred revenue	261	44
Common stock warrant liability	123	348
Notes payable, less current portion	1,500	1,800
Total liabilities	21,236	18,523
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 31,084 shares issued and 28,949 shares outstanding at March 31, 2013, and 30,454 shares issued and 28,428 shares outstanding at December 31, 2012	27	27
Additional paid-in capital	131,384	130,402
Accumulated deficit	(131,492)	(128,198)
Accumulated other comprehensive loss	(347)	(261)
Treasury stock, at cost, 2,135 shares at March 31, 2013 and 2,026 shares at December 31, 2012	(2,806)	(2,727)
Total stockholders’ deficit	(3,234)	(757)
Total liabilities and stockholders’ deficit	$18,002	$17,766

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net revenue	$4,656	$6,401
Cost of services	3,035	3,625
Gross profit	1,621	2,776
Operating expenses:
Sales and marketing	665	540
Technology and development	1,122	1,589
General and administrative	2,980	1,368
Depreciation and amortization	406	404
Total operating expenses	5,173	3,901
Operating loss	(3,552)	(1,125)
Gain due to change in fair value of warrant liability	(225)	(7)
Interest and other expense, net	93	27
Loss before income tax expense	(3,420)	(1,145)
Income tax expense	30	53
Net loss from continuing operations	(3,450)	(1,198)
Net income (loss) from discontinued operations	156	$(276)
Net loss	$(3,294)	$(1,474)

Basic and diluted net income (loss) per per share:
Net loss from continuing operations	$(0.12)	$(0.04)
Net income (loss) from discontinued operations	$0.01	$(0.01)
Net loss	$(0.11)	$(0.05)

Weighted average common shares:
Basic and diluted	28,994	26,808

RAINMAKER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Operating activities:
Net loss	$(3,294)	$(1,474)
Adjustment for income (loss) from discontinued operations, net of tax	(156)	276
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	406	376
Amortization of intangible assets	—	28
Gain due to change in fair value of warrant liability	(225)	(7)
Stock-based compensation expense	979	187
Provision (credit) for allowances for doubtful accounts	—	(31)
Provision for allowances for other assets	280	—
Changes in operating assets and liabilities:
Accounts receivable	567	764
Prepaid expenses and other assets	(462)	45
Accounts payable	2,046	1,082
Accrued compensation and benefits	623	133
Other accrued liabilities	721	(377)
Income tax payable	15	40
Deferred tax liability	11	17
Deferred revenue	(320)	(588)
Net cash provided by operating activities	1,191	471
Net cash provided by discontinued operations	121	112
Net cash provided by operating activities	1,312	583

Investing activities:
Purchases of property and equipment	(352)	(257)
Restricted cash, net	(165)	(4)
Net cash used in continuing operations	(517)	(261)
Net cash used in discontinued operations	—	(97)
Net cash used in investing activities	(517)	(358)

Financing activities:
Proceeds from borrowings	200	—
Repayment of borrowings	(320)	(593)
Net proceeds from overdraft facility	—	2
Tax payments in connection with treasury stock surrendered	(79)	(159)
Net cash used in continued operations	(199)	(750)
Net cash used in discontinued operations	—	(24)
Net cash used in financing activities	(199)	(774)

Effect of exchange rate changes on cash	(14)	(94)

Net increase (decrease) in cash and cash equivalents	582	(643)
Cash and cash equivalents at beginning of year	4,494	8,490
Cash and cash equivalents at end of year	$5,076	$7,847

RAINMAKER SYSTEMS, INC.
EXHIBIT A
RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO
NON-GAAP NET LOSS FROM CONTINUING OPERATIONS (1)
(In thousands, except per share)
(Unaudited)

	Three months ended March 31,
	2013	2012
Net loss from continuing operations - GAAP basis	$(3,450)	$(1,198)
Stock compensation adjustments (2):
Cost of services	17	33
Sales and marketing	118	11
Technology and development	43	11
General and administrative	801	132
Amortization of intangible assets (3)	—	28
Gain due to change in fair value of warrant liability (4)	(225)	(7)
Net loss from continuing operations – Non-GAAP basis	$(2,696)	$(990)

Diluted weighted average shares outstanding	28,994	26,808

Non-GAAP diluted net loss per share	$(0.09)	$(0.04)

____________________________________

(1)
To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes from net loss from continuing operations certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation, gain due to change in fair value of warrant liability and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss or GAAP net loss from continuing operations, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)
We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on NASDAQ for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.

(3)
We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring. As of December 31, 2012, we had fully amortized our purchased intangible assets relating to our prior acquisitions.

(4)
In the quarter ended March 31, 2013, we recorded a gain in fair value of the warrant liability of $225,000 related to a reduction in the common stock warrant liability from our 2011 equity offering compared to the quarter ended March 31, 2012 in which we recorded a gain of $7,000.